ADENDA: PRORROGA DE LOCACION

Entre TAMASH S.A.  (C.U.I.T. 33-71234845-9), con domicilio social en la calle Murillo 671, Piso 3, de la Ciudad Autónoma de Buenos Aires, representada en este acto por su Presidente, Sr. Luis Wolfsohn, D.N.I. N° 18.758.313, con facultades suficientes para este acto, constituyendo domicilio especial contractual constituido en la calle Murillo 671, 3° Piso, de Capital Federal, por una parte y en adelante de nominada la "LOCADORA"; y por la otra y en adelante denominada la "LOCATARIA" la Razón Social que gira bajo la denominación de "LAKELAND ARGENTINA S.R.L.", con domicilio en Rodriguez Peña 694 Piso 10°, Ciudad Autónoma de Buenos Aires, C.U.I.T. Nº 30-71121810-2, representada en este acto por su Apoderada, Sra. Agustina Cendali, D.N.I. 24.069.380 con facultades suficientes para este acto; convienen en celebrar la presente Adenda a Contrato de locación suscripto el 15/10/2015 por el espacio parcial de 1600 m2 cubiertos (correspondientes a 1240 m2 de Galpón, Oficinas y Baños en Planta Baja; 120 m2 de Oficinas en Planta Alta y 240 m2 de sector depósito en Entrepiso, de los inmuebles que seguidamente se detallan: a) Lote ubicado en Calle Nº 122 (Ex. General Roca) Nº 4.785, de la localidad de Villa Ballester, Partido de San Martín, Provincia de Buenos Aires, designado en el plano de subdivisión como Lote Uno-e, Nomenclatura catastral Circunscripción III, Fracción XLI, Parcela 1-e; que tiene una superficie aproximada éste de 98.525m²; y b) Los veintitrés Lotes de terreno, denominados internamente como “Parking R8”, ubicados en la localidad de Villa Ballester, Partido de San Martín, Provincia de Buenos Aires, designados en el plano característica 47-341-58 que cita su título, con los números Uno, Dos, Tres, Cuatro, Cinco, Seis, Siete, Ocho, Nueve, Diez, Once, Doce, Trece, Catorce, Quince, Dieciséis, Diecisiete, Dieciocho, Diecinueve, Veinte, Veintiuno, Veintidós y Veintitrés, todos de la Manzana 89-b, Nomenclatura catastral: Circunscripción III, Sección 0, Manzana 89-b, Parcelas 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22 y 23, con una superficie aproximada éste de 6.090m². Todo lo que totaliza un predio total de aproximadamente 104.615 m2 de superficie, sujeto a las siguientes cláusulas, condiciones y declaraciones:

PRIMERA: Que el contrato de locación celebrado, establece un plazo de vigencia de TREINTA Y SEIS (36) meses, contados a partir del día 01 de Diciembre de 2015, por lo que su vencimiento operaría el día 30 de Noviembre de 2018.-

SEGUNDA: Que en este acto las partes deciden prorrogar la vigencia del contrato referido por el término de Doce (12) meses a partir de la fecha de vencimiento señalada, es decir para el período comprendido entre el 1° de Diciembre de 2018 y el 30 de noviembre de 2019, fecha en la cual se producirá indefectiblemente el vencimiento de pleno de derecho del contrato, sin necesidad de interpelación judicial y/o extrajudicial alguna.

TERCERA: La presente prórroga se regirá por todas las cláusulas del contrato suscripto, salvo en lo relativo al precio de la locación, el cual en este acto se modifica y se fija de la siguiente manera:
Precio de la locación
El valor locativo mensual se pacta por mes entero adelantado y se establece en la suma de DOSCIENTOS DOSCIENTOS OCHENTA MIL DOSCIENTOS VEINTITRES PESOS ($ 280.223) para el semestre del 01/12/2018 al 31/05/2019 y en la suma de TRESCIENTOS OCHO MIL DOSCIENTOS CUARENTA Y CINCO PESOS ($ 308.245) para el semestre del 01/06/2019 al 30/11/2019. En todos los casos la LOCATARIA deberá abonar además del Canon Locativo mensual el IVA correspondiente y/o todo otro impuesto que en un futuro lo reemplace o sustituya.-

CUARTA: La presente prorroga no importa novación ni ninguna otra figura que pueda importar la extinción de las obligaciones o derechos originalmente contraídos por las partes en el Contrato de locación oportunamente celebrado. Por lo tanto, las partes dejan constancia que permanecen vigentes la totalidad de los términos asumidos en dicho contrato, los que se dan por reproducidos en el presente con la salvedad de las modificaciones que aquí expresamente se establecen con relación al plazo y al precio de la locación aquí modificadas.

QUINTA: En garantía del cumplimiento de sus obligaciones contractuales, La LOCATARIA mantendrá durante todo el plazo de vigencia de la presente relación contractual, y hasta el día del efectivo cumplimiento de todas las prestaciones a su cargo, un Seguro de Caución en una Empresa de Seguros a satisfacción de la LOCADORA, y en beneficio de esta, por un monto equivalente al promedio de un (1) año de Alquileres del presente Contrato equivalente a Pesos Tres millones doscientos veintiocho mil novecientos ($ 3.228.900); siempre a costo y cargo de tramitación y renovación de la LOCATARIA.. La Póliza que deberá ser contratada por la LOCATARIA dentro del plazo de sesenta (60) días de suscripto el presente, será devuelta por el Locador una vez restituida la propiedad y pagados todos los conceptos cubiertos por ella.

SEXTA: IMPUESTO DE SELLOS.- El impuesto de sellos que deba tributarse por el presente se encontrará a cargo de ambas partes por mitades. Por tal razón, el LOCADOR efectuará el pago correspondiente y el LOCATARIO deberá reintegrarle el 50% del importe abonado dentro de los 5 días de efectuado el mismo.

SEPTIMA: Los firmantes constituyen domicilio en los expresados anteriormente donde se tendrán por válidas todas las notificaciones judiciales o extrajudiciales que se practiquen en ellos aunque los mismos no vivan allí, y se someten a la jurisdicción de los Tribunales Ordinarios Civiles de la Capital Federal con renuncia expresa a cualquier otro fuero o jurisdicción que pudiera corresponderles. Asimismo, el LOCATARIO se obliga a no recusar sin causa al magistrado interviniente en la medida que se inicie una acción judicial en su contra.

En prueba de conformidad se firman tres ejemplares de un mismo tenor y a un solo efecto en la Ciudad de Buenos Aires, a los 1° días del mes de Diciembre del año 2018.-

/s/ Mr. Luis Wolfsohn
/s/ Agustina Cendali – MANAGER DIRECTOR LATIN AMERICA
LAKELAND ARGENTINA S.R.L.

SWORN TRANSLATION
ADDENDUM: LEASE EXTENSION
Between TAMASH S.A. (Taxpayer ID no. 33-71234845-9), with registered domicile at Murillo 671. Floor 3, Autonomous City of Buenos Aires, hereby represented by the President thereof, Mr. Luis Wolfsohn, ID card no. 18758313, with sufficient powers for the purposes hereto, establishing special contract domicile at Murillo 671, Floor 3, Federal Capital, hereinafter referred to as the “LESSOR” on the one hand, and on the other hand, hereinafter referred to as the “LESSEE”, “LAKELAND ARGENTINA S.R.L.” business name, domiciled at Rodriguez Peña 694 Floor 10, Autonomous City of Buenos Aires, Taxpayer ID no. 30-71121810-2, hereby represented by the legal proxy thereof, Mrs. Agustina Cendali, bearer of ID card no. 24.069.380, with sufficient powers for the purposes hereto; this Addendum to the Lease Agreement executed on 15/1/2015 is entered into for a partial area of 1600 covered m2 (1240 m2 belonging to the Storage Area, Offices and Toilets on the Ground Floor; 120 m2 for Offices on the First Floor and 240 m2 for a mezzanine warehouse area of the real estates detailed below: a) Plot located on Street No. 122 (Former General Roca) No. 4785, in the city of Villa Ballester, District of San Mart’n, Province of Buenos Aires, marked in the subdivision map as Plot One-e, Cadastral Nomenclature Boundary III, Section XLI, Plot 1-e; with an area of approximately 98,525 m2; and b) The twenty three Plots of the land, internally referred to as “Parking R8”, situated in Villa Ballester, District of San Mart’n, Province of Buenos Aires, specified in drawing 47-341-58 as mentioned in the title thereof, under numbers One, Two, Three, Four, Five, Six, Seven, Eight, Nine, Ten, Eleven, Twelve, Thirteen, Fourteen, Fifteen, Sixteen, Seventeen, Eighteen, Nineteen, Twenty, Twenty-one, Twenty-two and Twenty-three, all in Block 89-b, Cadastral nomenclature: Boundary III, Section 0, Block 89-b, Plots 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22 y 23, with an area of approximately 6,090 m2 . The foregoing totals a full area of approximately 104,615 m2, pursuant to the following terms, conditions and representations:
ONE: That the lease agreement referred to above sets a term of THIRTY-SIX (36) months to be counted as of 1 December 2015 and therefore, it would expire on 30 November 2018.
TWO: That the parties hereto decide to extend the term of the referred agreement for a period of Twelve (12) moths as of the above-mentioned expiration date, i.e., for the period comprised between 1 December 2018 and 30 November 2019, date when the agreement shall fully expire, without the need of any judicial or extrajudicial demand whatsoever.
THREE: This extension shall be governed by all the provisions of the agreement entered into, except as regards the lease price, which is herein amended and set as follows:
Lease price
The monthly lease price shall be paid in advance for an amount of TWO HUNDRED AND EIGHTY THOUSAND TWO HUNDRED AND TWENTY-THREE PESOS ($280,223) for the six-month-period covering from 1/12/2018 to 31/05/2019 and for an amount of THREE HUNDRED AND EIGHT THOUSAND TWO HUNDRED AND FORTY-FIVE PESOS ($308,245) for the six-month-period covering from 1/06/2019 to 30/11/2019. In all cases, the LESSEE shall also pay, apart from the monthly rent amount, the respective VAT and/or any other tax which may replace or supersede the latter in the future.
FOUR: This extension does not imply any novation whatsoever, nor any other legal principle which may be construed as any discharge of the obligations or rights originally assumed by the parties, as derived from the Lease Agreement timely signed. Therefore, the parties hereto assert that any and all the provisions of such Agreement remain in full force, which are incorporated by reference herein except for the amendments set forth herein as regards the term and lease price.
FIVE: For the purpose of assuring compliance with its contractual obligations, the LESSEE shall keep this contractual relation for the entire term hereof, until the date all its obligations are effectively fulfilled, a Surety Bond from an Insurance Company the LESSOR may deem satisfactory, and in favour of the latter, for an amount equivalent to one (1) year Monthly Rents, pursuant to this Agreement, which shall equal Three million two hundred and twenty-eight thousand nine hundred Pesos ($3,228,900); renovation and proceedings thereof to be borne by the LESSEE. The Policy shall be hired by the LESSEE within sixty (60) after subscription hereof and shall be returned by the Lessor after the real estate has been returned and all expenses deriving therefrom have been paid.
 SIX: STAMP TAX. - The stamp tax which should be paid as derived from the provisions herein shall be born by both parties in halves. Therefore, the LESSOR shall make the respective payment and the LESSEE shall reimburse the latter 50% of the amount paid within 5 days after making such payment.
SEVEN: The subscribers hereto constitute their domiciles in those referred to above, and all judicial and extrajudicial notices served thereto shall be deemed valid, although they do not reside therein, and they shall be subjected to the competence of the Civil Courts of the Federal Capital, expressly waiving to any other venue or jurisdiction as applicable. Furthermore, the LESSOR hereby undertakes not to peremptorily challenge the intervening judge provided no legal proceeding is brought against the latter.
In witness thereof, three counterparts of the same tenor and to one sole effect are signed in the City of Buenos Aires, on this first day of December in the year 2018.
/s/ Mr. Luis Wolfsohn
/s/ Agustina Cendali – MANAGER DIRECTOR LATIN AMERICA
LAKELAND ARGENTINA S.R.L.

MEMORANDUM
This Memorandum relates to the agreement signed between the Business Name known as TAMASH S.A. and LAKELAND ARGENTINA S.R.L., on 15 October 2015, which was extended by virtue of the Addendum executed on 01 December 2018.-
As for the amount of the rent, the parties hereto agree as follows:
Without detriment to the provisions of the Agreement and Addendum referred to herein, the price agreed for the six-month period from 1 June 2019 to 30 November 2019, the amount of the rent shall be set on the basis of TWO HUNDRED AND EIGHT THOUSAND TWO HUNDRED AND TWENTY THREE PESOS ($280.223) , effective as of December 2018 until May 2018 inclusive, and during such period the average of CAC indexes [CAC is the Spanish acronym of Cámara Argentina de Comercio, Argentine Chamber of Commerce] (Building + Materials + Labour) Average CAC Index = Increase.
Average CAC indexes
www.camconstrucciones.com.ar/documentos/
Should that index not be applied, it shall be replaced by any index mutually agreed by the parties.
As for all subsequent six-month periods, if any, the monthly values shall be updated in arrears and so forth until expiration of the agreement.
/s/ Mr. Luis Wolfsohn
/s/ Agustina Cendali – MANAGER DIRECTOR LATIN AMERICA
LAKELAND ARGENTINA S.R.L.
I, Lorena Paula Frenk, Sworn Translator of English, hereby certify that the foregoing is a faithful translation into English, consisting of four pages, of all relevant parts of the document written in Spanish. Buenos Aires, 11 February 2019.
La que suscribe, Lorena Paula Frenk, Traductora Pública en idioma inglés, CERTIFICA que la presente es traducción fiel y correcta, compuesta por cuatro páginas, de las partes pertinentes al idioma inglés de la copia del documento original redactado en idioma español que ha tenido a la vista para este acto y al cual se remite, en Buenos Aires, a los 11 d’as del mes de febrero del año 2019.